SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2005

CALLIDUS SOFTWARE INC.

(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50463 (Commission File Number)	77-0438629 (IRS Employer Identification No.)

160 W. Santa Clara Street, Suite 1500 San Jose, CA (Address of Principal Executive Offices)	95113 (Zip Code)

(408) 808-6400
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.31
EXHIBIT 99.1

Section 1 - Registrant’s Business and Operations

     Item 1.01. Entry into a Material Definitive Agreement

          On April 26, 2005, Callidus Software Inc. (“Callidus”) and Robert H. Youngjohns entered into an Employment Agreement (the “Agreement”) pursuant to which Mr. Youngjohns will commence employment as Callidus’ President and Chief Executive Officer on May 31, 2005. Under the terms of the agreement, his initial base salary will be $380,000, with an initial annual target bonus of 100% of base salary. For 2005, his bonus will be at least $175,000. He will be awarded an inducement grant of an option to purchase 1,000,000 shares of Callidus’ common stock with an exercise price equal to the fair market value on the grant date and a vesting term over 4 years. He will also be awarded an inducement grant of 28,000 shares of restricted stock, which will vest after 1 year or earlier if he is terminated without cause. If Mr. Youngjohns is terminated without cause or resigns for good reason (as those terms are defined in the Agreement), he will receive 12 months of base salary, target bonus and health benefits, as well as 6 months of accelerated vesting on his equity, except that if the termination is in connection with a change of control (as such term is defined in the Agreement), 50% of his unvested equity will become vested. If in connection with a change of control, Mr. Youngjohns becomes subject to excise tax as a result of Section 280G of the Internal Revenue Code, Callidus will reimburse him for the excise tax if his change of control benefits are at least 110% of the safe harbor under Section 280G, except that Callidus will not be required to pay more than $700,000 in reimbursements.

          The full text of the Agreement is attached hereto as Exhibit 10.31.

Section 5 – Corporate Governance and Management

     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          As described under Item 1.01 above, on April 26, 2005, Mr. Youngjohns was appointed President and Chief Executive Officer of Callidus effective May 31, 2005. On April 26, 2005, Mr. Youngjohns was also appointed to Callidus’ Board of Directors effective May 31, 2005. Upon Mr. Youngjohns’s assumption of the President and Chief Executive Officer positions, David B. Pratt will step down from the position of Interim President and Chief Executive Officer. Mr. Pratt will continue as a member of Callidus’ Board of Directors.

          There are no arrangements or understandings between Mr. Youngjohns and any other persons pursuant to which Mr. Youngjohns was selected as President and Chief Executive Officer of Callidus or as a director of Callidus. Mr. Youngjohns has not entered into any transaction with Callidus that is required to be disclosed under Item 404(a) of Regulation S-K.

          Mr. Youngjohns, age 53, currently serves on the board of directors of NetForensics, a security information management company. Mr. Youngjohns also currently serves as Executive Vice President of Strategic Development and Sun Financing for Sun Microsystems, Inc., a computer networking company. From 1995 to 2004, Mr. Youngjohns held several other executive positions at Sun Microsystems, Inc., including Executive Vice President of Global Sales Operations from 2002 to 2004 and Vice President of Europe, the Middle East and Africa, or “EMEA,” from 1998 to 2002. Prior to joining Sun Microsystems, Inc., Mr. Youngjohns spent 18 years at IBM Corporation, an information technology company, during which he rose to the position of Director of IBM Corporation’s EMEA RS/6000 business. Mr. Youngjohns holds an M.A. in physics and philosophy from Oxford University.

          Mr. Youngjohns’ employment with Callidus will be governed by the terms of the Agreement described under Item 1.01 above and attached hereto as Exhibit 10.31.

Section 9 - Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

(c) 10.31	Employment Agreement by and between Robert H. Youngjohns and Callidus Software Inc., dated April 26, 2005.

          99.1 Press Release dated April 28, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.

Date: April 28, 2005	By:	/s/ Ronald J. Fior

		Name:	Ronald J. Fior
		Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

10.31	Employment Agreement by and between Robert H. Youngjohns and Callidus Software Inc., dated April 26, 2005.

99.1	Press Release dated April 28, 2005